KRAMER LEVIN NAFTALIS & FRANKEL LLP


                                       February 23, 2006


Total Return U.S. Treasury Fund, Inc.
535 Madison Avenue, 30th Floor
New York, New York  10022

                  Re:      Total Return U.S. Treasury Fund, Inc.
                           Post-Effective Amendment No. 25
                           FILE NO. 33-12179; ICA NO. 811-5040

Gentlemen:

     We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 25 to Registration Statement No. 33-12179 on Form N-1A.




                                         Very truly yours,



                                         /s/ Kramer Levin Naftalis & Frankel LLP




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